Exhibit 99.1

Exton, PA	Contact: Kevin R. Hoben
April 6, 2022	(860) 704-6820

Omega Flex, Inc. Announces Departure of a Director: Bruce C. Klink

Omega Flex, Inc. (the “Company”) (NASDAQ: OFLX) today announced that Bruce C. Klink, a Class 2 director, has decided not to stand for re-election to the board of directors, and will complete his term on the Board at the conclusion of the Company’s 2022 annual meeting of stockholders. Mr. Klink’s decision to not stand for re-election was not because of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company thanks Mr. Klink for his 26 years of service as a director and wishes him well.

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.